EXHIBIT 99.(a)(1)(vii)
OFFER BY
THE MEXICO EQUITY AND INCOME FUND, INC.
TO REPURCHASE UP TO 25% OF THE FUND’S
ISSUED AND OUTSTANDING PREFERRED STOCK,
PAR VALUE $0.001 PER SHARE,
AT 99% OF NET ASSET VALUE,
IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON DECEMBER 26, 2008 OR SUCH LATER DATE
TO WHICH THE OFFER IS EXTENDED (THE “EXPIRATION DATE”)
THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL AND
November 24, 2008
To Our Clients:
Enclosed for your consideration is the Offer to Repurchase, dated November 24, 2008, of The Mexico Equity and Income Fund, Inc. (the “Fund”), a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, non-diversified management investment company, and a related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the “Offer”), pursuant to which the Fund is offering to purchase up to 25% of the Fund’s outstanding shares of preferred stock, par value $0.001 per share (the “Preferred Shares”), upon the terms and conditions set forth in the Offer to Repurchase.
The Offer to Repurchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Preferred Shares held by us for your account. We are the holder of record of Preferred Shares held for your account. A TENDER OF SUCH PREFERRED SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.
Your attention is called to the following:
(1) The repurchase price to be paid for the Preferred Shares is an amount per Preferred Share equal to 99% of the net asset value per Preferred Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on December 26, 2008, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated on each business day of each week and may be obtained by calling the Fund at 866-700-6104.

(2) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Preferred Shares validly tendered on or prior to 5:00 p.m., New York City time, on December 26, 2008, or such later date to which the Offer is extended (the “Expiration Date”).
(3) No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Preferred Stockholders may be obligated to pay brokerage fees, or subject to Instruction 6, Stock Transfer Taxes, of the Letter of Transmittal, stock transfer taxes on the purchase of Preferred Shares by the Fund pursuant to the Offer.
(4) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the applicable law.
NONE OF THE FUND, ITS BOARD OF DIRECTORS NOR THE INVESTMENT ADVISER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY PREFERRED STOCKHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING PREFERRED SHARES IN THE OFFER. EACH PREFERRED STOCKHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.
INSTRUCTIONS
The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Repurchase, dated November 24, 2008 relating to the Fund to purchase up to 25% of the Fund’s Preferred Shares.
This will instruct you to tender to the Fund the number of Preferred Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

AGGREGATE NUMBER OF PREFERRED SHARES TO BE TENDERED:
                     Preferred Shares
SIGNATURE BOX
(Signature(s))
(Please Print Name(s) and Address Here)
(Area Code and Telephone No.)
(Taxpayer Identification (Social Security) Number)
Date:                                         , 2008

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